Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-62038 of Nara Bancorp, Inc. on Form S-3 of our report dated March 9, 2001, appearing in the Annual Report on Form 10-K of Nara Bancorp, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                      /s/ DELOITTE & TOUCHE, LLP

Los Angeles, California
June 20, 2001